Exhibit C
CONSENT
I hereby consent to the use of my name and the making of the statements with respect to me which are set forth under the caption "Official Statements" in the prospectus of The Republic of Italy included in this Registration Statement filed by The Republic of Italy with the Securities and Exchange Commission of the United States.

By:	/s/ Davide Iacovoni
	Name:	Dr. Davide Iacovoni
	Title:	Director General
Directorate II
Department of Treasury
Ministry of Economy and Finance
Dated: October 30, 2020